Filed under Rule 424(b)(3), Registration Statement No. 333-123535-01
Pricing Supplement No. 166 — Dated Monday, May 15, 2006 (To: Prospectus Dated April 29, 2005 and Prospectus Supplement Dated April 29, 2005)

CUSIP		Gross	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Resale Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8B57	100.00%	0.400%	FIXED	5.500%	SEMI-ANNUAL	06/15/2008	12/15/2006	$29.49	YES

Redemption Information: The Notes cannot be redeemed prior to maturity, except for certain reasons of taxation.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities, LLC

CUSIP		Gross	Coupon	Coupon	Coupon	Maturity	1st Coupon	1st Coupon	Survivor’s
Number	Resale Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option

2338E8B65	100.000%	1.000%	FIXED	5.875%	SEMI-ANNUAL	06/15/2011	12/15/2006	$31.50	YES

Redemption Information: The Notes cannot be redeemed prior to maturity, except for certain reasons of taxation.

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Comerica Securities, Edward D. Jones & Co., L.P., Fidelity Capital Markets, A Division of National Financial Services LLC, Merrill Lynch & Co., Morgan Stanley, UBS Financial Services Inc., Wachovia Securities, LLC

DaimlerChrysler
North America Holding Corporation

DaimlerChrysler North America Holding Corporation
$5,000,000,000.00
DaimlerChrysler North America Holding Corporation InterNotes®

Offer Date: Monday, May 15, 2006 through Tuesday, May 30, 2006
Trade Date: Tuesday, May 30, 2006 @ 12:00 PM ET
Settle Date: Friday, June 02, 2006
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC Number 0235 via RBC Dain Rauscher Inc.

The Agents and the dealers may sell the Notes to certain dealers at a discount not in excess of the commission received by them.

§ If the maturity date or an interest payment date for any note is not a business day (as that term is defined in the prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trade mark of Incapital Holdings, LLC. All Rights Reserved.